Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

CONTACT:	Otis Buchanan
Liquidmetal Technologies
949-635-2120
otis.buchanan@liquidmetal.com

THOMAS STEIPP NAMED PRESIDENT & CEO OF LIQUIDMETAL® TECHNOLOGIES

Rancho Santa Margarita, California.  August 10th 2010— Liquidmetal® Technologies Inc. (OTCBB: LQMT) announced today that it has named Thomas Steipp, President & CEO of Liquidmetal Technologies, effective immediately. Mr. Steipp will also be joining the Company’s Board of Directors.

A proven, results-oriented corporate leader with a history of building shareholder value in technology companies, Mr. Steipp most recently served as the President and Chief Executive Officer of Symmetricom, Inc. During his tenor, the company successfully executed a strategic transformation from technology holding company into the global market leader for synchronization and timing products. Under his leadership, Symmetricom became the worlds #1 supplier in its field, growing at a CAGR of over 15% from FY 2002-2009 to reach more than $220 million in annual revenue.

Prior to Symmetricom, Mr. Steipp held a number of senior executive positions including Vice President and General Manager of Broadband Data Networks at Scientific-Atlanta, Inc. and General Manager of Hewlett-Packard’s Federal Computer Operation.

Mt. Steipp began his career in leadership and technology after graduating from the United States Air Force Academy with a B.S. in Electrical Engineering and receiving an M.B.A. from Purdue University.

Mr. Steipp stated, “Truly significant advances in technology are rare, but Liquidmetal represents one of those quantum leaps that has the potential to change how engineers think about designing products.  I am extremely pleased to join the team at this exciting stage of the technology’s evolution.”

Representing the Liquidmetal Technologies Board of Directors, Chairman Abdi Mahamedi, commented, “As an experienced CEO with a track record of success, Tom brings essential depth to the Company’s management team, at a time when our technology is seeing unprecedented commercial interest.  His ability to create value through collaborative relationships, technological innovation, and business process is important as the Company embarks upon our next stage of growth.”

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This press release may contain “forward-looking statements” that involve risks and uncertainties, including statements regarding our plans, future events, objectives, expectations, forecasts, or assumptions.  Any statement in this press release that is not a statement of historical fact is a forward-looking statement, and in some cases, words such as “believe,” “estimate,” “project,” “expect,” “intend,” “may,” “anticipate,” “plans,” “seeks,” and similar expressions identify forward-looking statements.  These statements involve risks and uncertainties that could cause actual outcomes and results to differ materially from the anticipated outcomes or result, and undue reliance should not be placed on these statements.  These risks and uncertainties may include:  our limited operating history in developing and manufacturing products from bulk amorphous alloys; the adoption of our alloys by customers; the commercial success of our customer’s products; our ability to identify, develop, and commercialize new applications for our alloys; competition with suppliers of incumbent materials; the development of new materials that render our alloys obsolete; the ability to manage our anticipated growth; our limited direct experience in manufacturing bulk alloy products; scaling-up our manufacturing facilities; protecting our intellectual property; problems associated with manufacturing and selling our alloys outside of the United States; and other risks and uncertainties discussed in filings made with the Securities and Exchange Commission (including risks described in subsequent reports on Form 10-Q, Form 10-K, Form 8-K, and other filings).  Liquidmetal Technologies disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.